UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2012, we signed an employment agreement with Giora Davidovits, our Chief Executive Officer and President to be effective on September 1, 2012. In return for acting as our executive officer, we will provide the following consideration:

(a)	pay a salary of $250,000 per year;

(b)	grant 3,750,000 options to purchase our company’s common stock at an exercise price of $0.01 per share for a period of 10 years;

(c)	grant future stock options at the discretion of our board of directors at the prevailing market price, in accordance with our company’s compensation policies;

(d)	eligibility for participation in our company’s bonus plan, which is based on the achievement of performance goals established with the mutual consent of our company and Mr. Davidovits;

(e)	matching up to a maximum of $17,500 per annum, any annual contributions that Mr. Davidovits may make to a 401K or similar plan;

(f)	four weeks paid vacation each calendar year;

(g)	group extended health and dental, life and long-term disability insurance, pension and other benefits;

(h)	reimbursement of expenses reasonably and properly incurred by in the performance of duties and responsibilities under the terms of the employment agreement.

The employment agreement will end on August 31, 2017 unless terminated under the terms of the employment agreement.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1	Employment agreement with Giora Davidovits dated September 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Robbie Manis
Robbie Manis
Chief Financial Officer
Dated: September 19, 2012